                                                                   Exhibit B-2.1

--------------------------------------------------------------------------------
================================================================================
--------------------------------------------------------------------------------


                       EXELON BUSINESS SERVICES COMPANY

                            ASSOCIATE TRANSACTION
                                  PROCEDURES
                                    MANUAL


--------------------------------------------------------------------------------
================================================================================
--------------------------------------------------------------------------------

                                October 1, 2001

Associate Transaction Procedures Manual                       10/01/01

Introduction
------------

Exelon Business Services Company (Services Company) will provide a variety of administrative, management and support services to Exelon Corporation and other Exelon system companies and business units (Client Companies). Services Company will be subject to the rules and regulations of the Securities and Exchange Commission (SEC) pursuant to the Public Utility Holding Company Act of 1935 (PUHCA), and in particular, to Section 13 thereof. In addition, each of the individual state regulated public utility companies have additional requirements related to associate transactions. Where applicable, these requirements have been incorporated into these Policies and Procedures.

Service Agreements and Work Orders
----------------------------------

Services Company will enter into a General Services Agreement or Service Agreement with Client Companies that is substantially similar to the General Services Agreement (GSA) attached hereto as Exhibit A. The Service Agreement will set forth in general terms the services to be performed by Services Company directly or indirectly for Client Companies. The Services Company and each Client Company will prepare Work Orders, in the form of Service Level Arrangements (SLA) or Project Charters, to specify the services to be performed by the Services Company for a Client Company. A sample SLA and a Project Charter are attached hereto as Exhibits B and C respectively. Additional documentation of work to be performed pursuant to SLAs may be used by the parties.

The purpose of the Work Order is to establish service expectations between the Services Company and each Client Company. Each Work Order will be reviewed and agreed upon on an as needed basis by authorized representatives of the Services Company and each Client Company. In conjunction with this review of Work Orders, the allocation methods and ratios presented in Service Agreement Schedules 1 and 2, attached to the GSA, shall be reviewed and agreed upon by the parties.

A Work Order typically contains the following elements:

1.  Scope of Services

2.  Service Level Expectations

3.  Unit Cost Expectations

4.  Performance Measures

5.  Billing Process

6.  Major Contingencies

Each Work Order is approved by the individual(s) authorized to represent the Services Company and the Client Company related to the services to be provided.

                                       2

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Accounting Procedures
---------------------

Services Company will maintain processes which allow it to accumulate costs in Cost Centers. Where possible, these costs will be charged out to Client Companies using direct charging methodologies, including time and materials and standard rate basis. Cost Centers collect resource costs for services and activities described in the Work Order. This process supports the philosophy of billing costs to the Client Company on an appropriate basis. Services Company will use this process to maintain accounting systems to record all of its costs.

Costs will be billed to Client Companies as work is performed and costs are incurred. When a service requested by a Client Company has not been previously specified, a new Work Order may be created or existing one revised. The Accounting Department is responsible for ensuring that all of the billing methodologies are consistent with the Service Agreement approved by the SEC.

Direct Costs are defined as those that can be identified as being applicable to
------------
services performed for a single Client Company or group of Client Companies. Direct costs include the fully distributed cost of providing that particular service. The fully distributed costs include labor costs, labor related costs (such as pensions and benefit costs, and facility costs), IT costs, outside services where applicable, back office support costs of running the Services Company, and other non-labor costs such as materials and supplies. Direct Costs will be charged to the Client Company or Companies responsible for the activity.

Services Company will use direct charging (e.g., standard costing and/or time and materials) and cost allocations to bill Client Companies. Under a standard costing methodology, as product or service units are used by the Client Companies, the services are directly billed to Client Companies at standard rates. Standard rates are fully cost burdened billing unit rates used by a specific department for a specified service. These rates are established for a number of services offered by the Services Company including invoice processing cost per invoice, mainframe computing cost per CPU minute, and IT desktop support cost per desktop computer. In general, these standard rates are calculated by estimating the fully distributed cost of providing the service for the year divided by the expected number of units (selected as the unit of measurement) to be consumed by all associated customers.

In some cases, the standard costing methodology is applied to certain labor charges that are billed out on an hourly basis. These hourly standard rates are fully burdened average labor costs. An example of a standard rate is for legal services where two rates are used; one for paralegals and one for attorneys.

Residual amounts or costs that cannot be directly billed using reasonable measures will remain in the Cost Center to be allocated to Client Companies on an appropriate basis.

Indirect Costs include those costs of a general nature such as general services,
--------------
and other support costs which cannot be specifically identified to a client company or companies or to a specific service and therefore must be allocated. An example of Indirect Costs is corporate governance, which consists of, for example, functions such as accounting, finance, executive, strategic

                                       3

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planning, investor relations, government affairs and policy, and corporate communications. The allocation to Client Companies will be based on factors identified in Schedule 1 attached to the GSA.

Services and Work Orders
------------------------

Initially, Services Company and the Client Companies will have the responsibility to determine which services will be provided by Services Company. In the future, Client Companies will have the responsibility to request services from Services Company.

Services provided will be reviewed on an as needed basis by Services Company and Client Companies. Work Orders will be prepared for on-going or special services which benefit one or more Client Companies. Examples of on-going services are payroll processing and IT desktop support. Examples of special services include requests to prepare FERC Form 1 schedules, and special studies and analyses. Work orders will be approved by the individual(s) authorized to represent the Services Company and each Client Company in accordance with Company Capital Approval Policies. In all cases, the authorized approvers representing the Services Company and the Client Company will be different individuals.

When a new service or project is identified, the Services Company Accounting department will determine whether a new Work Order shall be used or whether the costs shall be captured in an existing Work Order. One or more of the following criteria should be considered in determining the need for a new Work Order:

1. No existing Work Order uses the billing methodology that is needed for the new service project.

2. No existing Work Order charges costs to the benefiting Client Company for the new service or project.

3. There is a specific regulatory requirement to allocate costs in a specific manner regardless of amount for the new project/service.

4.  No existing Work Order captures similar activity or services.

5. The total estimated annual cost of the new service or project is greater than $100,000.

Work Order Monitoring and Control
---------------------------------

The Services Company Accounting Department is responsible for reviewing, monitoring and maintaining the Work Order system. The Services Company Accounting Department will also authorize new Work Orders.

                                       4

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Allocation Factors Update and Revisions
---------------------------------------

Allocation factors will be based on cost drivers specifically applicable to the service provided. The Services Company Accounting Department will have the primary responsibility for ensuring that allocation factors are correct, accurate and current. Allocation factors utilized by Services Company must be approved by the SEC.

The Services Company Accounting Department will be responsible for evaluating new allocation methodologies and will coordinate SEC approval efforts with the Legal Department. Changes to allocations require advance written notice to the SEC of not less than 60 days prior to the proposed effective date of the change. If a formula is used to allocate costs, then changes to the formula require advance notice to the SEC as described. Updates to variables in the formula do not require SEC notification.

A list of current allocations will be filed annually with the SEC on Form
U-13-60.

Time Reporting
--------------

All Services Company employees, including executives, shall keep, within reasonable cost, time records supporting labor charged to separately identifiable goods and services performed for Client Companies.

Employees will record time weekly in a minimum of one-hour increments. The employee's supervisor or authorized delegate will review and approve time reports. Time records will be maintained in accordance with record retention requirements set forth in 17 CFR 257, but in any event, will be maintained for at least seven years.

Billing and Review
------------------

Services Company shall prepare a monthly invoice detailing the work performed by Work Order for each Client Company. Payment shall be made by the Client Company by making remittance or by making (offsetting) accounting entries of the amount billed. Payment term (or appropriate offsetting accounting entries) is thirty days of receipt.

Dispute Resolution Procedure
----------------------------

In the event there is a dispute between the Client Company and Services Company regarding a billing methodology and/or amount, representatives of the Services and Client Companies will meet to discuss the issue. If a resolution cannot be reached among the Parties, the issue will be referred to each Party's executive management for final resolution.

Internal Audit Control
----------------------

Internal Audit, under the direction of the General Auditor, will conduct periodic reviews of Services Company's business processes and systems to ensure that the services provided are properly documented and charged to the Client Companies on an appropriate basis. Reviews

                                       5

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shall be performed such that all major service areas are evaluated over time.
Internal Audit will also conduct reviews of transactions and Work Order charge methods to assess whether they comply with SEC requirements.

Internal Audit maintains an independent role and has direct contact to Exelon's Audit Committee. Audit findings, recommendations and progress toward resolution of findings are reported to the Audit Committee and Senior Management as appropriate.

Budgeting
---------

After the transition phase, budgeting for the Services Company will be a joint effort between it and other Client Companies. Renewal / revision of Work Orders for the upcoming budget period will provide the basis for preparing budgets.

Evaluation
----------

Services Company will review its costs for competitiveness on a regular basis. Benchmarking and other measurement techniques will be used to the extent deemed appropriate by senior management. Additionally, Services Company will also initiate a customer review process to gauge the value and quality of the services provided. Results will be shared with the Client Companies to allow them to evaluate cost effectiveness and assess alternate options.

                                       6

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Associate Transaction Procedures Manual                                 10/01/01

                                                                       EXHIBIT A
                          GENERAL SERVICES AGREEMENT
                                    BETWEEN

                       EXELON BUSINESS SERVICES COMPANY
                                      AND

          EXELON CORPORATION; EXELON ENERGY DELIVERY COMPANY, LLC;
              COMMONWEALTH EDISON COMPANY; PECO ENERGY COMPANY;
        EXELON VENTURES COMPANY, LLC; EXELON GENERATION COMPANY, LLC;
            EXELON ENTERPRISES COMPANY LLC; UNICOM INVESTMENT INC.;
    AND THE SUBSIDIARIES, AFFILIATES AND ASSOCIATES OF EACH LISTED ENTITY.


     THIS AGREEMENT, made and entered into this 1st day of January, 2001, by and between the following Parties: EXELON BUSINESS SERVICES COMPANY ("Services Company"), EXELON CORPORATION; EXELON ENERGY DELIVERY COMPANY, LLC; COMMONWEALTH EDISON COMPANY; PECO ENERGY COMPANY; EXELON VENTURES COMPANY, LLC; EXELON GENERATION COMPANY, LLC; EXELON ENTERPRISES COMPANY, LLC; UNICOM INVESTMENT INC; AND THE SUBSIDIARIES, AFFILIATES AND ASSOCIATES OF EACH LISTED ENTITY (collectively, the "Client Companies");

     WITNESSETH:

     WHEREAS, Client Companies, including EXELON CORPORATION, which is registered under the terms of the Public Utility Holding Company Act of 1935 (the "Act") and its

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other subsidiaries, affiliates and associates desire to enter into this agreement providing for the performance by Services Company for the Client Companies of certain services as more particularly set forth herein;

     WHEREAS, Services Company is organized, staffed and equipped and has filed with the Securities and Exchange Commission ("the SEC") to be a subsidiary service company under Section 13 of the Act to render to EXELON CORPORATION, and other subsidiaries, affiliates and associates of EXELON CORPORATION, certain services as herein provided; and

     WHEREAS, to maximize efficiency, and to achieve merger related savings, the Client Companies desire to avail themselves of the advisory, professional, technical and other services of persons employed or to be retained by Services Company, and to compensate Services Company appropriately for such services;

     NOW, THEREFORE, in consideration of these premises and of the mutual agreements set forth herein, the Parties agree as follows:

Section 1. Agreement to Provide Services

     Services Company agrees to provide to Client Companies, upon the terms and conditions set forth herein, the services hereinafter referred to and described in Section 2, at such times, for such period and in such manner as Client Companies may from time to time request. Except with respect to "Corporate Governance Services" as defined in Section 7 hereof, the Services Company shall perform only those services as are requested by the Client Companies. Services Company will keep itself and its personnel available and competent to provide to Client Companies such services so long as it is authorized to do so by the appropriate federal and state regulatory agencies. In providing such services, Services Company may arrange, where it deems

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Associate Transaction Procedures Manual                                 10/01/01


appropriate, for the services of such experts, consultants, advisers and other persons with necessary qualifications as are required for or pertinent to the provision of such services.

Section 2. Services to be Provided

     The services expected to be provided by Services Company hereunder may, upon request by a Client Company, include the services as set out in Schedule 2, attached hereto and made a part hereof. In addition to those identified in
Schedule 2, Services Company shall provide such additional general or special services, whether or not now contemplated, as Client Companies may request from time to time and Services Company determines it is able to provide.

     Notwithstanding the foregoing paragraph, no change in the organization of the Services Company, the type and character of the companies to be serviced, the factors for allocating costs to associate companies, or in the broad general categories of services to be rendered subject to Section 13 of the Act, or any rule, regulation or order thereunder, shall be made unless and until the Services Company shall first have given the SEC written notice of the proposed change not less than 60 days prior to the proposed effectiveness of any such change. If, upon the receipt of any such notice, the SEC shall notify the Services Company within the 60-day period that a question exists as to whether the proposed change is consistent with the provisions of Section 13 of the Act, or of any rule, regulation or order thereunder, then the proposed change shall not become effective unless and until the Services Company shall have filed with the SEC an appropriate declaration regarding such proposed change and the SEC shall have permitted such declaration to become effective.

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Section 3. Changes in Parties

     New direct or indirect subsidiaries, affiliates and associates of EXELON CORPORATION, which may come into existence after the effective date of this Services Agreement, may become additional Client Companies of Services Company and subject to this General Services Agreement. In addition, entities which are, as of the effective date of this General Services Agreement, direct or indirect subsidiaries, affiliates and associates of EXELON CORPORATION, may thereafter leave the holding company system, in which case they will no longer be subject to this General Services Agreement. The parties hereto shall make such changes in the scope and character of the services to be provided and the method of assigning, distributing or allocating costs of such services as may become necessary to achieve a fair and equitable assignment, distribution, or allocation of Services Company costs among associate companies taking into account both the new subsidiaries and the subsidiaries which have left the holding company system, subject to the provisions of Section 2 above.

Section 4. Compensation of Services Company

     As compensation for the services to be rendered hereunder, Client Companies listed in Attachment A hereto, as revised from time to time, shall pay to Services Company all costs which reasonably can be identified and related to particular services provided by Services Company for or on Client Company's behalf (except as may otherwise be permitted by the SEC). All other Client Companies and their affiliates and associates (see Attachment B) shall pay to Services Company charges for services that are to be no less than cost (except as may otherwise be permitted by the SEC), insofar as costs can reasonably be identified and related by Services Company to its performance of particular services for or on behalf of Client Company.

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     The services described herein or contemplated to be provided hereunder shall be directly assigned, distributed or allocated by activity, project, program, work order or other appropriate basis. The factors for assigning or allocating Services Company costs to Client Company, as well as to other associate companies, are set forth in Schedules 1 and 2 attached hereto. Attachments A and B and Schedules 1 and 2 are each expressly incorporated herein and made a part hereof.

     Any charges to the Client Companies on account of use of capital shall reflect a reasonable and efficient capital structure.

Section 5. Securities and Exchange Commission Rules

     It is the intent of the Parties that the determination of the costs as used in this Agreement shall be consistent with, and in compliance with, the rules and regulations of the SEC, as they now exist or hereafter may be modified by the Commission.

Section 6. Service Review

     The parties shall review each service covered by this Agreement on an as needed basis, to assess the quality of the service and to determine the continued need therefor, and shall, subject to the provisions of Section 2 above, amend the scope of services, delete services entirely from this Agreement, and/or decline services which are not "Corporate Governance Services," as defined in Section 7 hereof, as they determine to be necessary or desirable.

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Section 7. Corporate Governance Services.

Whether or not requested by the Client Companies, the Services Company may provide to all Client Companies, and Client Companies shall pay Services Company for, "Corporate Governance Services." Corporate governance consists of those activities and services reasonably determined to be necessary for the lawful and effective management of Exelon System businesses. Corporate Governance Services may be supplied from functions such as accounting, finance, executive, strategic planning, legal, human resources/benefits, audit, corporate communications and public affairs, environmental, health and safety, government affairs and policy, and investor relations. Corporate Governance Services may include, but are not limited to, the following: planning and project evaluation; finance and treasury; accounting and analysis; risk management; tax; shareholder and investor relations; merger and acquisition services; diversity; employee and labor relations; HR planning and development; compensation and benefits; legal services in the areas of securities, PUHCA, employment, regulatory, contract, litigation and intellectual property laws; legal and administrative support to the Board of Directors; environmental compliance activities; ethics and compliance programs; management services for compliance with Federal laws, regulations and other policy requirements, including relationship management with the U.S. Congress and Federal agencies; corporate communications; branding; corporate events; charitable support; community relations and communications to local organizations; and communications to employees.

Section 8. Payment

     Payment shall be by making remittance of the amount billed or by making

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appropriate accounting entries on the books of the companies involved. Invoices shall be prepared on a monthly basis for services provided hereunder.

Section 9. EXELON CORPORATION

     Except as authorized by rule, regulation, or order of the SEC, nothing in this Agreement shall be read to permit EXELON CORPORATION, or any person employed by or acting for EXELON CORPORATION, to provide services for other Parties, or any companies associated with said Parties.

Section 10. Client Companies

     Except as limited by law or order of the SEC, Client Companies, their subsidiaries, affiliates and associates may provide services described herein to other Client Companies, their subsidiaries, affiliates and associates on the same terms and conditions as set out for the Services Company.

Section 11. Effective Date and Termination

     This Agreement is executed subject to the consent and approval of all applicable regulatory agencies, and if so approved in its entirety, shall be deemed effective from the date that the merger between PECO ENERGY COMPANY and UNICOM CORPORATION was consummated, and shall remain in effect from said date unless terminated by mutual agreement or by any Party giving at least 90 days' written notice to the other Parties prior to the beginning of any calendar year, each Party fully reserving the right to so terminate this Agreement.

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     This Agreement may also be terminated or modified to the extent that performance may conflict with any rule, regulation or order of the SEC adopted before or after the making of this Agreement. This Agreement shall be terminated with respect to any Client Company immediately upon such Client Company ceasing to be a member of the Exelon holding company system.

     The Parties' obligations under this Agreement which by their nature are intended to continue beyond the termination or expiration of this Agreement shall survive such termination or expiration.

Section 12. Access to Records

     Records will be maintained in accordance with 17 C.F.R. (S)257 and in any event no less than seven years following a transaction under this Agreement. The Client Company may request access to and inspect the accounts and records of the Services Company, provided that the scope of access and inspection is limited to accounts and records that are related to such transaction.

Section 13. Assignment

     This Agreement and the rights hereunder may not be assigned without the mutual written consent of all Parties hereto.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed and attested by their authorized officers as of the day and year first above written.

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                                       EXELON BUSINESS SERVICES COMPANY


                                       By
                                          --------------------------------------
                                       Title
                                             -----------------------------------


                                       EXELON CORPORATION ON BEHALF OF
                                       ITSELF AND ITS SUBSIDIARIES,
                                       AFFILIATES AND ASSOCIATES


                                       By
                                          --------------------------------------
                                       Title
                                             -----------------------------------


                                       EXELON ENERGY DELIVERY COMPANY
                                       ON BEHALF OF ITSELF AND ITS SUBSIDIARIES


                                       By
                                          --------------------------------------
                                       Title
                                             -----------------------------------


                                       COMMONWEALTH EDISON COMPANY
                                       ON BEHALF OF ITSELF AND ITS SUBSIDIARIES


                                       By
                                          --------------------------------------
                                       Title
                                             -----------------------------------

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                                       PECO ENERGY COMPANY
                                       ON BEHALF OF ITSELF AND ITS SUBSIDIARIES


                                       By
                                          --------------------------------------
                                       Title
                                             -----------------------------------


                                       EXELON VENTURES COMPANY LLC
                                       ON BEHALF OF ITSELF AND ITS SUBSIDIARIES


                                       By
                                          --------------------------------------
                                       Title
                                             -----------------------------------


                                       EXELON GENERATION COMPANY, LLC
                                       ON BEHALF OF ITSELF AND ITS SUBSIDIARIES


                                       By
                                          --------------------------------------
                                       Title
                                             -----------------------------------


                                       EXELON ENTERPRISES, LLC
                                       ON BEHALF OF ITSELF AND ITS SUBSIDIARIES


                                       By
                                          --------------------------------------
                                       Title
                                             -----------------------------------

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                                       UNICOM INVESTMENT INC.
                                       ON BEHALF OF ITSELF AND ITS SUBSIDIARIES


                                       By
                                          --------------------------------------
                                       Title
                                             -----------------------------------

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                                 Attachment A

Commonwealth Edison Company

Commonwealth Edison Of Indiana, Inc.

PECO Energy Company

Exelon Generation Company, LLC

Susquehanna Power Company

Susquehanna Electric Company


                                      A-i
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Associate Transaction Procedures Manual                                 10/01/01


                                 Attachment B

All other Client Companies and their affiliates and associates not referred to in Attachment A.

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                         Service Agreement Schedule 1


Allocation Ratios:
------------------

General:

     Direct charges shall be made so far as costs can be identified and related to the particular transactions involved without excessive effort or expense. Other elements of cost, including taxes, interest, other overhead, and compensation for the use of capital procured by the issuance of capital stock, shall be fairly and equitably allocated using the ratios set forth below.

Revenue Related Ratios:

     Revenues
     Sales - Units sold and/or transported
     Number of Customers

Expenditure Related Ratios:

     Total Expenditures
     Operations and Maintenance Expenditures
     Capital Expenditures
     Service Company Billings
     Service Company SLA Billings (Non-governance)

Labor/Payroll Related Ratios:

     Labor/Payroll
     Number of Employees

Units Related Ratios:

     Usage (for example: CPU's, square feet, number of vendor invoice payments)
     Consumption (for example: tons of coal, gallons of oil, MMBTU's)
     Capacity (for example: nameplate generating capacity, peak load, gas throughput)
     Other units related

Assets Related Ratios:

     Total Assets
     Current Assets

                                 Schedule 1-1
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     Gross Plant

Composite Ratios:

     Total Average Assets and 12 months ended Gross Payroll
     Other composite ratios






                                 Schedule 1-2

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                         Service Agreement Schedule 2


Services Including But Not Limited To:
--------------------------------------

General:

     Direct charges shall be made so far as costs can be identified and related to the particular transactions involved without excessive effort or expense. Other elements of cost, including taxes, interest, other overhead, and compensation for the use of capital procured by the issuance of capital stock, shall be fairly and equitably allocated using the ratios set forth in Schedule 1.

Administrative & management services including but not limited to:

     accounting
        bookkeeping
        billing
        accounts receivable
        accounts payable
        financial reporting
     audit
     claims
     communications
     customer operations
     customer services
     executive
     finance
     insurance
     information systems services
     investment advisory services
     legal
     library
     record keeping
     secretarial & other general office support real estate management security holder services tax treasury other administration & management services

Expected allocation ratios: Revenue Related, Expenditure Related,
                            Labor/Payroll Related, Units Related,
                            Assets Related, Composite

                                 Schedule 2-1
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Personnel services including but not limited to:

     recruiting
     training & evaluation services
     payroll processing
     employee benefits administration & processing labor negotiations & management other personnel services

Expected allocation ratios: Labor/Payroll Related, Units Related, Composite

Purchasing services including but not limited to:

     preparation & analysis of product specifications requests for proposals & similar solicitations vendor & vendor-product evaluations purchase order processing receipt, handling, warehousing and disbursement of purchased items contract negotiation & administration inventory management & disbursement other purchasing services

Expected allocation ratios: Expenditure Related, Labor/Payroll Related,
                            Units Related, Assets Related, Composite

Facilities management services including but not limited to:

     office space
     warehouse & storage space
     transportation facilities (including dock & port, rail sidings and truck facilities) repair facilities manufacturing & production facilities fixtures, office furniture & equipment

Expected allocation ratios: Expenditure Related, Labor/Payroll Related,
                            Units Related, Composite

Computer services including but not limited to:

     computer equipment & networks
     peripheral devices
     storage media
     software

Expected allocation ratios: Expenditure Related, Labor/Payroll Related,
                            Units Related, Assets Related, Composite

                                 Schedule 2-2
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Communications services including but not limited to:

     communications equipment
     audio & video equipment
     radio equipment
     telecommunications equipment & networks
     transmission & switching capability

Expected allocation ratios: Expenditure Related, Labor/Payroll Related,
                            Units Related, Assets Related, Composite

Machinery management services including but not limited to:

     equipment
     tools
     parts & supplies

Expected allocation ratios: Expenditure Related, Labor/Payroll Related,
                            Units Related, Composite

Vehicle management services including but not limited to:

     automobiles
     trucks
     vans
     trailers
     railcars
     marine vessels
     aircraft
     transport equipment
     material handling equipment
     construction equipment

Expected allocation ratios: Expenditure Related, Labor/Payroll Related,
                            Units Related, Composite

Operational services including but not limited to:

     drafting & technical specification, development & evaluation consulting engineering environmental safety nuclear construction

                                 Schedule 2-3
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     design
     resource planning
     economic & strategic analysis
     research
     testing
     training
     customer solicitation
     support & other marketing related services public & governmental relations other operational services

Expected allocation ratios: Revenue Related, Expenditure Related,
                            Labor/Payroll Related, Units Related,
                            Assets Related, Composite

                                 Schedule 2-4
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                                                                       Exhibit B

Service Level Arrangement

Arrangement between _________________ Services Department and [Client Company]

Purpose

Governing Agreement

Term of Service

Scope of Services

-------------------------------------------------------------------------------
Scope of Services
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

Service Responsibility Matrix

-------------------------------------------------------------------------------
Services, Tasks
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

Service Costing Schedule

Monthly Billing Table:

-------------------------------------------------------------------------------
Service/Transaction                           Estimated Monthly Billing
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

Performance Metrics & Performance Reporting

                                      B-1

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--------------------------------------------------------------------------------
Signatures
--------------------------------------------------------------------------------
Manager Service Company                Name (Client)
                                       Title


______________________    ______       _____________________        ______
Signature                  Date        Signature                     Date
--------------------------------------------------------------------------------

                                      B-2

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                                                                       Exhibit C

Project Charter

Mission:
--------

Objective
---------
 .
 .


Business Need / Expected Benefits
---------------------------------
 .


Project Approach
----------------
 .
 .
 .


Measures of Success / Effectiveness
-----------------------------------
 .
 .


Project Team
------------
 . Sponsor--
 . Responsible Director--
 . Project Manager--
 . Project Team--


High Level Schedule
-------------------

--------------------------------------------------------------------------------
Activity or Deliverable                        Start Date          End Date
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------



High Level Cost Estimate
------------------------

--------------------------------------------------------------------------------
Item                                                       Cost
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Major Risks and Issues
----------------------
 .

Assumptions and Constraints
---------------------------
 .

Associate Transaction Procedures Manual                                 10/01/01

Project Charter Authorizing Signatures
--------------------------------------


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Name / Title                          Signature                     Date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

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                                      C-2